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                                                                   EXHIBIT 10.60

                                    GUARANTY
                                    --------

      THIS GUARANTY is made the 25th day of July, 2000, by WILLIAMS-SONOMA, INC., a California Corporation having an office at 3025 Van Ness Avenue, San Francisco, California 94109 (hereafter "Guarantor"), to and with C.A. HEMPT ESTATE, INC., a Pennsylvania Corporation having an office at 205 Creek Road, Camp Hill, Pennsylvania 17011 (hereafter "Landlord")


                              W I T N E S S E T H:

      WHEREAS, WILLIAMS-SONOMA DIRECT, INC., a California corporation (hereafter "Tenant") desires to lease the Premises known as 3025 Market Street, Camp Hill, Pennsylvania from Landlord;


      WHEREAS, Landlord requires as a condition of the Lease with Tenant that the Guarantor unconditionally guarantee to Landlord the full payment and performance of the Tenant's obligations under the Lease;


      NOW THEREFORE, in order to induce the Landlord to enter into said Lease with Tenant, the Guarantor, with intent to be legally bound hereby, and for valuable consideration, covenants and agrees as follows:

      1. The Guarantor unconditionally and irrevocably guarantees to Landlord the prompt payment by Tenant of all sums which may become due and payable from time to time pursuant to the Lease for the premises, 3025 Market Street, Camp Hill, Pennsylvania between Williams-Sonoma Direct, Inc., as Tenant, and C.A. Hempt Estate, Inc., as Landlord, dated July 25, 2000 and the performance by Tenant of all obligations for which Tenant may be obligated from time to time under the terms and conditions of the Lease (hereafter "Liabilities").

      2. Guarantor hereby represents to Landlord that Guarantor will receive substantial benefit from the execution and delivery of this Guaranty and that this Guaranty is in the interest of Guarantor.


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     3.   Guarantor hereby waives notice of acceptance of this Guaranty, and waives diligence, presentment and suit on the part of Landlord in the enforcement of any and all of Tenant's Liabilities guaranteed hereby. Upon the giving by Landlord of any notice or demand under the Lease, Landlord shall give a copy of such notice and/or demand to Guarantor at the address set forth below:

             Williams-Sonoma, Inc.
             151 Union Street
             San Francisco, California 94120
             Attention: J. Richard Myers

     4. Guarantor's obligations hereunder are not conditional upon notice or demand.

     5. Landlord may bring an action against Guarantor to enforce any and all of the Tenant's Liabilities guaranteed hereby, without the joinder of Tenant or any other person. The liability of Guarantor hereunder shall not be affected by any indulgence, compromise, settlement or variation of the term which may be extended to Tenant by Landlord or agreed upon by Tenant and Landlord, and shall not be impaired, modified, changed, released or limited in any manner whatsoever by (i) the unenforceability or other legal infirmities of the obligations of the Lease, or any other document executed in connection therewith, as to Tenant for any reason; or (ii) any impairment, modification, change, release or limitation of liability of Tenant; or (iii) the unavailability of any remedy for the enforcement thereof, for any reason whatsoever. No modification or amendment of the Lease shall release Guarantor from the obligations hereunder.

     6. At the option of Landlord all liability obligations of Tenant shall become immediately due and payable by Guarantor without demand or notice in the event that any of the following shall occur: (a) Tenant shall fail to make any payment or meet any other of Tenant's Liabilities when due; (b) Tenant or Guarantor, or either of them, shall make an assignment for the benefit of creditors not vacated or abated within thirty (30) days; (c) proceedings in bankruptcy or for reorganization of Tenant or Guarantor, or for the readjustment of any of their debts under the Bankruptcy Act as amended, or any part thereof, or under any other act or law, whether state or federal, for the relief of debtors now or hereafter existing, shall be commenced by or against Tenant or Guarantor, or either of them not vacated or abated within (30) days;
(d) a receiver or trustee shall be appointed for Tenant or Guarantor, or either of them, or for any substantial part of their assets, or any proceedings or instituted for the dissolution, or the full or partial liquidation, of Tenant not vacated or abated within thirty (30) days; (e) material adverse changes in the financial condition of Tenant or Guarantor, or either


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of them; or (f) Tenant ceases doing business as a going concern without having assigned the Lease to an affiliate in accordance with Paragraph 15 of the Lease.

     7. In the event any payment or performance by Tenant under the Lease is held to constitute a preference under the bankruptcy laws, or if, for any other reason, Landlord is required to refund such payment or pay the amount thereof to another party, such payment by Tenant to Landlord shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

     8. This Guaranty shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania; and Tenant and Guarantor hereby agree that any action or dispute between Tenant and Guarantor with respect to this Guaranty may be asserted and maintained in any Court of competent jurisdiction in Pennsylvania.

     9. This Guaranty shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of Landlord, its successors and assigns.

     IN WITNESS WHEREOF, Guarantor, with intent to be legally bound hereby, by its duly authorized representatives has caused these presents to be duly executed on the date and year first above written.

Signed, sealed and delivered           GUARANTOR:
in the presence of:
                                       WILLIAMS-SONOMA, INC.

/s/ NANCY C. CHAMBERS                  By: /s/ J. RICHARD MYERS
----------------------------               --------------------------------
   Facilities Coordinator                  Title:  VP.


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